United States
Securities and Exchange Commission
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2025
HA Sustainable Infrastructure Capital, Inc.
(Exact Name of Registrant as Specified In Its Charter)

Delaware	001-35877	46-1347456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 200 Annapolis,
Maryland 21401
(Address of principal executive offices)

(410) 571-9860
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HASI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2025, HA Sustainable Infrastructure Capital, Inc. (the “Company”) announced the election of Barry E. Welch and Laura A. Schulte to become a new independent directors of the Company’s Board of Directors (the “Board”) effective April 15, 2025. In connection with these elections, the Board increased the size of the Board by two directors.

Since January 2023, Mr. Welch has served on the board of directors of Onward Energy, a renewables portfolio company in the JP Morgan-managed Infrastructure Investments Fund (IIF), assuming the role of chair in January 2024. Onward Energy was formed in January 2023 through the merger of Novatus Energy, where he served as chair of the audit committee from 2016 until the merger, and Southwest Generation, where he served as chair of the board of directors from 2018 until the merger. Since March 2023, he has also served on the board and audit committee of Aspen Power, a distributed generation solar company that develops, constructs, owns and operates projects throughout the U.S. From 2016 through 2019, Mr. Welch served on the board of TransMontaigne Partners (NYSE: TLP), an oil storage master limited partnership, where he was chair of the conflicts committee and a member of the audit committee. From 2004 through 2014, he was the chief executive officer of Atlantic Power Corporation (NYSE: AT), an independent power company with fossil and renewable power generation facilities in the United States and Canada, and served on their board of directors from 2006 through 2014. From 1989 through 2004, he served in a variety of roles in John Hancock’s Bond & Corporate Finance Group, culminating from 2001 through 2004 as Senior Vice President and Head of Bond & Corporate Finance Group. Mr. Welch earned a Bachelor of Science in Engineering in Mechanical & Aerospace Engineering from Princeton University, and a Master of Business Administration degree with a concentration in Finance from Boston College.

The Company believes Mr. Welch’s experience as a renewable energy chief executive officer and investment finance executive, as well as his service on multiple public and private boards of directors, give him valuable insights and enable him to make significant contributions as a member of the Board. Effective April 15, 2025, Mr. Welch was also appointed by the Board to serve as a member of the Audit Committee and the Finance and Risk Committee.

Ms. Schulte has served as chair of the board of directors of Transportation Alliance Bank, Inc. since June 2023, where she also serves as the chair of the compensation committee and a member of the technology committee and previously served as a member of the audit committee. She has been a member of the board of directors of Novant Health Inc. since 2016, where she is a member of the executive committee and previously served as chair of the board of directors, the strategic growth committee and the audit committee. Since 2016, she has also served as a member of the board of directors of Grubb Properties, LLC, where she is chair of the human capital committee and compensation committee, as well as a member of the audit committee. From 2015 through 2021, she served as a board director and a member of the audit, credit and asset-liability committees of State Farm Bank, a U.S. bank and subsidiary of State Farm Insurance sold to U.S. Bank in 2021. From 1999 until her retirement in 2014, Ms. Schulte held various executive roles Wells Fargo & Company, culminating in her service as Executive Vice President and Head of Eastern Community Banking. Prior to her time at Wells Fargo, from 1982 through 1999, she was employed by Norwest Corporation. Ms. Schulte has served on the nonprofit boards of industry, education, and healthcare institutions across the U.S., including the American Bankers Association, the University of North Carolina at Charlotte, the National Association of Corporate Directors (NACD) Carolinas chapter and the Children’s Hospital of Los Angeles. Notably, Ms. Welch served as the first woman board chair for the United Way of Los Angeles. Currently, she is a member of the Charlotte Symphony Orchestra Board of Trustees and the Bechtler Museum of Modern Art advisory board in Charlotte, North Carolina. She received her Bachelor of Science in Accounting from the University of Nebraska at Lincoln, where she is a Distinguished Alumni Awardee, and she is a graduate of the Stonier Graduate School of Banking at the University of Pennsylvania.

The Company believes Ms. Schulte’s experience in as a banking industry executive, as well as her service on multiple corporate boards, give her valuable insights and enable her to make significant contributions as a member of the Board. Effective April 15, 2025, Ms. Schulte was also appointed by the Board to serve as a member of the Compensation Committee and the Audit Committee.

The Board has determined that Mr. Welch and Ms. Schulte are independent pursuant to the New York Stock Exchange listing standards, the Company’s corporate governance guidelines and independence standards and the written charter of the Nominating, Governance and Corporate Responsibility Committee.

As independent members of the Board and as members of various Board committees, Mr. Welch and Ms. Schulte will be entitled to receive a pro rata portion of the annual director compensation. The annual director compensation for 2025 is an annual cash retainer of $110,000 per director and a targeted annual equity grant of $145,000 per director.

There are no arrangements or understandings with any person pursuant to which Mr. Welch and Ms. Schulte were elected as directors of the Board. Mr. Welch and Ms. Schulte are not parties to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the U.S. Securities Act of 1933, as amended.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Steven L. Chuslo
Steven L. Chuslo
Executive Vice President and Chief Legal Officer
Date: April 14, 2025